Exhibit 25
                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       Statement of Eligibility Under the
                        Trust Indenture Act of 1939 of a
                    Corporation Designated to Act as Trustee

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2)                           _____

                            First Union National Bank
               (Exact name of trustee as specified in its charter)

                            United States of America
   (Jurisdiction of incorporation or organization if not a U.S. national bank)

                                   22-1147033
                     (I.R.S. Employer Identification Number)

                                 One First Union
                            301 South College Street
                            Charlotte, North Carolina
                    (Address of principal executive offices)

                                      28288
                                   (Zip code)

                                   Kevin Grant
                            First Union National Bank
                        Corporate Trust Department FL0122
                          225 Water Street, Third Floor
                           Jacksonville, Florida 32202
                                  (904)361-5583
            (Name, address and telephone number of agent for service)

                             Winn-Dixie Stores, Inc.
               (Exact name of obligor as specified in its charter)

                                     Florida
         (State or other jurisdiction of incorporation or organization)

                                   59-0514290
                      (I.R.S. Employer Identification No.)

                               5050 Edgewood Court
                              Jacksonville, Florida
                                 (904) 783-5000
                    (Address of principal executive offices)

                                   32254-3699
                                   (Zip code)

                             Winn-Dixie Stores, Inc.
                          Debt Securities to be issued
                        from time to time, in one or more
                         series, and registered pursuant
                         to the Form S-3 of the obligor
                       (Title of the indenture securities)

Item 1. General information. Furnish the following information as to the trustee:



           a. Name and address of each examining or supervising authority to which it is subject.

                  NAME                                            ADDRESS

         Board of Governors of the Federal                     Washington, D.C.
         Reserve System

         Comptroller of the Currency                           Washington, D.C.

         Federal Deposit Insurance                             Washington, D.C.
         Corporation

         b.       Whether it is authorized to exercise corporate trust powers.

         The Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

     The obligor is not an affiliate of the trustee. (See Note 1 on page 6.)

Item 3. Voting securities of the trustee. Furnish the following information as to each class of voting securities of the trustee:

           As of November 20, 2000 (Insert date within 31 days).

                   COL. A                                        COL. B
                   TITLE OF CLASS                            AMOUNT OUTSTANDING

                   Common Stock                                979,600,000

                  (See Note 1 on page 6.)

Item 4. Trusteeships under other indentures. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     a. Title of the securities outstanding under each such other indenture.

                  Not Applicable.

     b. A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                  Not Applicable.

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

           Not Applicable - see answer to Item 13.

Item 6. Voting securities of the trustee owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor.

           As of                  (Insert date within 31 days).
                 ----------------

                                                                          COL. D
                                                  COL. C                  PERCENTAGE OF VOTING SECURITIES
COL. A                   COL. B                   AMOUNT OWNED            REPRESENTED BY AMOUNT GIVEN
NAME OF OWNER            TITLE OF CLASS           BENEFICIALLY            IN COL. C

     Not Applicable - see answer to Item 13.






Item 7. Voting securities of the trustee owned by underwriters or their officials. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

           As of                    (Insert date within 31 days).
                 ------------------

                                                                          COL. D
                                                  COL. C                  PERCENTAGE OF VOTING SECURITIES
COL. A                   COL. B                   AMOUNT OWNED            REPRESENTED BY AMOUNT GIVEN
NAME OF OWNER            TITLE OF CLASS           BENEFICIALLY            IN COL. C

     Not Applicable - see answer to Item 13.






Item 8. Securities of the obligor owned or held by the trustee. Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

           As of                    (Insert date within 31 days).
                 ------------------

                                                              COL. C
                                                              AMOUNT OWNED                   COL.
                         COL. B                               BENEFICIALLY OR                PERCENT OF CLASS
                         WHETHER THE SECURITIES               HELD AS COLLATERAL             REPRESENTED BY
COL. A                   ARE VOTING OR                        SECURITY FOR                   AMOUNT GIVEN
TITLE OF CLASS           NONVOTING SECURITIES                 OBLIGATIONS IN DEFAULT         IN COL. C

     Not Applicable - see answer to Item 13.

Item 9. Securities of underwriters owned or held by the trustee. If the trustee owns beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

           As of                   (Insert date within 31 days).
                 -----------------

                                                    COL. C                                   COL. D
                                                    AMOUNT OWNED BENEFICIALLY                PERCENT OF CLASS

COL. A                         COL. B               OR HELD AS COLLATERAL                    REPRESENTED BY
TITLE OF ISSUER                AMOUNT               SECURITY FOR OBLIGATIONS                 AMOUNT GIVEN
AND TITLE OF CLASS             OUTSTANDING          IN DEFAULT BY TRUSTEE                    IN COL. C

       Not Applicable - see answer to Item 13.






Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

           As of                    (Insert date within 31 days).
                 ------------------

                                                    COL. C                                   COL. D
                                                    AMOUNT OWNED BENEFICIALLY                PERCENT OF CLASS

COL. A                         COL. B               OR HELD AS COLLATERAL                    REPRESENTED BY
TITLE OF ISSUER                AMOUNT               SECURITY FOR OBLIGATIONS                 AMOUNT GIVEN
AND TITLE OF CLASS             OUTSTANDING          IN DEFAULT BY TRUSTEE                    IN COL. C

     Not Applicable - see answer to Item 13.





Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

           As of                    (Insert date within 31 days).
                 ------------------

                                                    COL. C                                   COL. D
                                                    AMOUNT OWNED BENEFICIALLY                PERCENT OF CLASS

COL. A                         COL. B               OR HELD AS COLLATERAL                    REPRESENTED BY
TITLE OF ISSUER                AMOUNT               SECURITY FOR OBLIGATIONS                 AMOUNT GIVEN
AND TITLE OF CLASS             OUTSTANDING          IN DEFAULT BY TRUSTEE                    IN COL. C

     Not Applicable - See answer to Item 13.

Item 12. Indebtedness of the Obligor to the Trustee. Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

           As of                    (Insert date within 31 days).
                 ------------------

COL. A                      COL. B                                     COL. C
NATURE OF INDEBTEDNESS      AMOUNT OUTSTANDING                         DATE DUE

       Not Applicable - See answer to Item 13.



Item 13.   Defaults by the Obligor.

     a. State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

           None.

     b. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

           None.


Item 14. Affiliations with the Underwriters. If any underwriter is an affiliate of the trustee, describe each such affiliation.

           Not Applicable.


Item 15. Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

           Not Applicable.


Item 16. List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

          1. Articles of Association of First Union National Bank as now in effect.*

          2. Certificate of Authority of the trustee to commence business.**

          3. Copy of the authorization of the trustee to exercise corporate trust powers.**

          4. Existing bylaws of the trustee.

          5. Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.***

          8. Not Applicable.

          9. Not Applicable.

------------------------

    * Previously filed with the Securities and Exchange Commission on January 4, 2000 as an Exhibit to Form T-1 in connection with Registration Statement Number 333-94085 and incorporated herein by reference.

    ** Previously filed with the Securities and Exchange Commission on March 20, 1998 as an Exhibit to Form T-1 in connection with Registration Statement Number 333-24773 and incorporated herein by reference.

   *** This report is available over the Internet at the website of the Federal Deposit Insurance Corporation and is incorporated herein by reference. This website is located at http://www2.fdic.gov/idasp/main.asp. Once at that address, type in "First Union National Bank" at the field entitled "Institution Name" then click on the "Find" field above where the name of the bank has been typed in then click on the certificate number for First Union National Bank (33869) then click on the "General Report" field.
                                     NOTES:

           Note 1: The trustee is a subsidiary of First Union Corporation, a bank holding company; all of the voting securities of the trustee are held by First Union Corporation. The voting securities of First Union Corporation are described in Item 3.

                                    SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, First Union National Bank, a national banking association [state form of organization] organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Jacksonville, and State [or other jurisdiction] of Florida, on the 22nd day of November , 2000.

                                            FIRST UNION NATIONAL BANK
                                                                       (Trustee)


                                            By:________________________________
                                                  Kevin Grant, Vice President
                                                       (Name and Title)

                                    EXHIBIT 6


         First Union National Bank, pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended (the "Act") in connection with the proposed issuance by Winn-Dixie Stores, Inc. of its debt securities to be issued from time to time hereby consents that reports of examination by federal, state, territorial, or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor, as contemplated by Section 321(b) of the Act.

Dated: November 22, 2000

                                                      FIRST UNION NATIONAL BANK



                                                By:_____________________________
                                                    Kevin Grant, Vice President